Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Rent-Way, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the period ended September 30, 2004, (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 10, 2004	/s/William E. Morgenstern
William E. Morgenstern
Chief Executive Officer

Dated: December 10, 2004	/s/William A. McDonnell
William A. McDonnell
Chief Financial Officer

This certification is being furnished solely to accompany this Form 10-K pursuant to 18 U.S.C.˜1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company unless such incorporation is expressly referenced herein.